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                                   EXHIBIT 11
                         HAGGAR CORP. AND SUBSIDIARIES

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                           THREE MONTHS ENDED        SIX MONTHS
                                                                               MARCH 31,          ENDED MARCH 31,
                                                                          --------------------  --------------------
                                                                            1996       1995       1996       1995
                                                                          ---------  ---------  ---------  ---------
Net income to common stockholders.......................................  $   1,584  $   2,167  $   2,588  $   7,503
Weighted average common shares and common share equivalents
 outstanding............................................................      8,551      8,653      8,551      8,660
                                                                          ---------  ---------  ---------  ---------
Net income per common share and common share equivalents................  $    0.19  $    0.25  $    0.30  $    0.87
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------
Computation of weighted average common shares and common share equivalents outstanding:
Weighted average common shares outstanding..............................      8,551      8,544      8,551      8,544
Shares equivalents, due to stock options................................     --            109     --            116
                                                                          ---------  ---------  ---------  ---------
                                                                              8,551      8,653      8,551      8,660
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------
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